                                                                    EXHIBIT 10.4


================================================================================

                                 $1,275,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      AMONG

                          TESORO PETROLEUM CORPORATION,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,
                                  AS ARRANGER,

                          LEHMAN COMMERCIAL PAPER INC.,
                              AS SYNDICATION AGENT,

                               ABN AMRO BANK N.V.,
                       CREDIT LYONNAIS NEW YORK BRANCH AND
                            THE BANK OF NOVA SCOTIA,
                           AS CO-DOCUMENTATION AGENTS

                                       AND

                                  BANK ONE, NA,
                             AS ADMINISTRATIVE AGENT

                            DATED AS OF MAY 17, 2002


================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page

SECTION 1. DEFINITIONS............................................................................................1

         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................28

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................................28

         2.1      Existing Term Loans; Additional Term Loan Commitments..........................................28
         2.2      Procedure for Term Loan Borrowing..............................................................29
         2.3      Repayment of Term Loans........................................................................30
         2.4      Revolving Credit Commitments...................................................................32
         2.5      Procedure for Revolving Credit Borrowing.......................................................32
         2.6      Repayment of Loans; Evidence of Debt...........................................................32
         2.7      Commitment Fees, etc...........................................................................33
         2.8      Termination or Reduction of Revolving Credit Commitments.......................................34
         2.9      Optional Prepayments...........................................................................34
         2.10     Mandatory Prepayments..........................................................................34
         2.11     Conversion and Continuation Options............................................................35
         2.12     Minimum Amounts and Maximum Number of Eurodollar Tranches......................................36
         2.13     Interest Rates and Payment Dates...............................................................36
         2.14     Computation of Interest and Fees...............................................................37
         2.15     Inability to Determine Interest Rate...........................................................37
         2.16     Pro Rata Treatment and Payments................................................................38
         2.17     Requirements of Law............................................................................41
         2.18     Taxes..........................................................................................42
         2.19     Indemnity......................................................................................43
         2.20     Illegality.....................................................................................44
         2.21     Change of Lending Office.......................................................................44
         2.22     Revolving Credit Commitment Increases..........................................................44
         2.23     Tranche B Term Loan Commitment Increases.......................................................45

SECTION 3. LETTERS OF CREDIT.....................................................................................46

         3.1      L/C Commitment.................................................................................46
         3.2      Procedure for Issuance of Letter of Credit.....................................................47
         3.3      Fees and Other Charges.........................................................................47
         3.4      L/C Participations.............................................................................47
         3.5      Reimbursement Obligation of the Borrower.......................................................48
         3.6      Obligations Absolute...........................................................................49
         3.7      Letter of Credit Payments......................................................................49
         3.8      Applications...................................................................................49

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................50


                                                                                                               Page

         4.1      Financial Condition............................................................................50
         4.2      No Change......................................................................................50
         4.3      Corporate Existence; Compliance with Law.......................................................51
         4.4      Corporate Power; Authorization; Enforceable Obligations........................................51
         4.5      No Legal Bar...................................................................................51
         4.6      No Material Litigation.........................................................................51
         4.7      No Default.....................................................................................52
         4.8      Ownership of Property; Liens...................................................................52
         4.9      Intellectual Property..........................................................................52
         4.10     Taxes..........................................................................................52
         4.11     Federal Regulations............................................................................52
         4.12     Labor Matters..................................................................................52
         4.13     ERISA..........................................................................................53
         4.14     Investment Company Act; Other Regulations......................................................53
         4.15     Subsidiaries...................................................................................53
         4.16     Use of Proceeds................................................................................53
         4.17     Environmental Matters..........................................................................53
         4.18     Accuracy of Information, etc...................................................................55
         4.19     Security Documents.............................................................................55
         4.20     Solvency.......................................................................................56
         4.21     Senior Indebtedness............................................................................56
         4.22     Regulation H...................................................................................56
         4.23     Excluded Subsidiaries..........................................................................56

SECTION 5. CONDITIONS PRECEDENT..................................................................................56

         5.1      Conditions to Effectiveness....................................................................56
         5.2      Conditions to Each Extension of Credit.........................................................61

SECTION 6. AFFIRMATIVE COVENANTS.................................................................................61

         6.1      Financial Statements...........................................................................61
         6.2      Certificates; Other Information................................................................62
         6.3      Payment of Obligations.........................................................................63
         6.4      Conduct of Business and Maintenance of Existence, etc..........................................63
         6.5      Maintenance of Property; Insurance.............................................................63
         6.6      Inspection of Property; Books and Records; Discussions.........................................63
         6.7      Notices........................................................................................64
         6.8      Environmental Laws.............................................................................64
         6.9      [Reserved.]....................................................................................65
         6.10     Additional Collateral, etc.....................................................................65
         6.11     Further Assurances.............................................................................67
         6.12     Mandatory Debt Reduction; Cash Collateral Account..............................................67

SECTION 7. NEGATIVE COVENANTS....................................................................................68

         7.1      Financial Condition Covenants..................................................................68


                                                                                                               Page

         7.2      Limitation on Indebtedness.....................................................................69
         7.3      Limitation on Liens............................................................................70
         7.4      Limitation on Fundamental Changes..............................................................72
         7.5      Limitation on Disposition of Property..........................................................73
         7.6      Limitation on Restricted Payments..............................................................73
         7.7      Limitation on Investments......................................................................74
         7.8      Limitation on Optional Payments and Modifications of Debt Instruments, etc.....................75
         7.9      Limitation on Transactions with Affiliates.....................................................76
         7.10     Limitation on Sales and Leasebacks.............................................................76
         7.11     Limitation on Changes in Fiscal Periods........................................................76
         7.12     Limitation on Negative Pledge Clauses..........................................................76
         7.13     Limitation on Restrictions on Subsidiary Distributions.........................................76
         7.14     Limitation on Lines of Business................................................................77
         7.15     Limitation on Amendments to Acquisition Documentation..........................................77
         7.16     Limitation on Activities of Qualifying Special Purpose Subsidiaries............................77
         7.17     Limitation on Assets of Excluded Subsidiaries..................................................77
         7.18     Limitation on Capital Expenditures.............................................................77

SECTION 8. EVENTS OF DEFAULT.....................................................................................78

SECTION 9. THE AGENTS............................................................................................81

         9.1      Appointment; Nature of Relationship............................................................81
         9.2      Powers.........................................................................................81
         9.3      General Immunity...............................................................................81
         9.4      No Responsibility for Loans, Recitals, etc.....................................................81
         9.5      Action on Instructions of Lenders..............................................................82
         9.6      Employment of Agents and Counsel...............................................................82
         9.7      Reliance on Documents; Counsel.................................................................82
         9.8      Administrative Agent's Reimbursement and Indemnification.......................................82
         9.9      Notice of Default..............................................................................83
         9.10     Rights as a Lender.............................................................................83
         9.11     Lender Credit Decision.........................................................................83
         9.12     Successor Administrative Agent.................................................................84
         9.13     Authorization to Release Liens and Guarantees..................................................84
         9.14     Delegation to Affiliates.......................................................................85
         9.15     Appointment of Syndication Agent...............................................................85
         9.16     Exculpatory Provisions for Syndication Agent...................................................85
         9.17     Syndication Agent Indemnification..............................................................85
         9.18     Arranger, Co-Documentation Agents, etc.........................................................86

SECTION 10. MISCELLANEOUS........................................................................................86

         10.1     Amendments and Waivers.........................................................................86
         10.2     Notices........................................................................................88
         10.3     No Waiver; Cumulative Remedies.................................................................89
         10.4     Survival of Representations and Warranties.....................................................89


                                                                                                               Page

         10.5     Payment of Expenses............................................................................89
         10.6     Successors and Assigns; Participations and Assignments.........................................90
         10.7     Adjustments; Set-off...........................................................................93
         10.8     Counterparts...................................................................................94
         10.9     Severability...................................................................................94
         10.10    Integration....................................................................................94
         10.11    GOVERNING LAW..................................................................................94
         10.12    Submission To Jurisdiction; Waivers............................................................95
         10.13    Acknowledgments................................................................................95
         10.14    Confidentiality................................................................................95
         10.15    Release of Collateral and Guarantee Obligations................................................96
         10.16    Enforceability; Usury..........................................................................97
         10.17    Accounting Changes.............................................................................97
         10.18    Delivery of Lender Addenda.....................................................................98
         10.19    Notice of Remedies Pursuant to Alaskan Law.....................................................98
         10.20    WAIVERS OF JURY TRIAL..........................................................................98

ANNEXES

A                 Pricing Grid

SCHEDULES

1.1A-1            Existing Mortgaged Properties
1.1A-2            New Mortgaged Properties
4.1               Guarantee Obligations, Contingent Liabilities, etc.
4.4               Consents, Authorizations, Filings and Notices
4.13              Certain ERISA Events
4.15-1            Subsidiaries
4.15-2            Excluded Subsidiaries
4.17              Environmental Liabilities
4.19(a)           UCC Filing Jurisdictions
4.19(b)           Mortgage Filing Jurisdictions
7.2(c)            Existing Indebtedness
7.3(f)            Existing Liens

EXHIBITS

A                 Guarantee and Collateral Agreement
B                 Form of Compliance Certificate
C                 Form of Closing Certificate
D                 Form of Mortgage
E                 Form of Assignment and Acceptance
F-1               Form of Legal Opinion of Fulbright & Jaworski L.L.P.
F-2               Form of Legal Opinion of Borrower's General Counsel
G-1               Form of Term Note
G-2               Form of Revolving Credit Note
H                 Form of Prepayment Option Notice
I                 Form of Exemption Certificate
J                 Form of Lender Addendum
K                 Form of Borrowing Notice
L                 Form of Consent and Confirmation
M                 Form of Lien Perfection Certificate
N                 Form of New Revolving Credit Lender Supplement
O                 Form of Revolving Credit Commitment Increase Supplement
P                 Form of New Tranche B Term Loan Lender Supplement

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 17, 2002, among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), ABN AMRO BANK N.V., CREDIT LYONNAIS NEW YORK BRANCH and THE BANK OF NOVA SCOTIA, as co-documentation agents (the "Co-Documentation Agents") and BANK ONE, NA, as administrative agent (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

                  WHEREAS, the Borrower is party to the Credit Agreement, dated as of September 6, 2001, among the Borrower, the lenders parties thereto, Bank One, NA, as administrative agent, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent, and the co-documentation agents parties thereto, as amended by the First Amendment, dated as of October 16, 2001 (as amended, supplemented or otherwise modified prior to the date hereof, the "Original Credit Agreement");

                  WHEREAS, pursuant to the Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets (the "Acquisition Agreement"), dated as of February 4, 2002, and as amended on February 20, 2002 and May 3, 2002, between Ultramar, Inc. (the "Seller") and Tesoro Refining and Marketing Company (the "Buyer"), a Wholly-Owned Subsidiary of the Borrower, the Buyer has agreed to acquire from the Seller (the "Acquisition") the Seller's Golden Eagle refinery located in Contra Costa County, California (the "Acquired Refinery") and certain retail assets of the Seller located in northern California (the "Acquired Retail Assets," and together with the Acquired Refinery, the "Acquired Assets");

                  WHEREAS, in order to finance a portion of the purchase price of the Acquisition and the payment of certain fees and expenses related to the Acquisition, and to continue to provide for the ongoing working capital and general corporate needs (including capital expenditures) of the Borrower and its Subsidiaries, the Borrower has requested that the Lenders amend and restate the Original Credit Agreement to make additional amounts available thereunder; in addition, the Borrower has requested certain other amendments to the Original Credit Agreement in connection therewith; and

                  WHEREAS, the Lenders are willing to amend and restate the Original Credit Agreement in its entirety upon the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that the Original Credit Agreement is hereby amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "Acquired Assets": as defined in the recitals hereto.

                  "Acquired Refinery": as defined in the recitals hereto.

                  "Acquired Retail Assets": as defined in the recitals hereto.

                  "Acquisition": as defined in the recitals hereto.

                  "Acquisition Agreement": as defined in the recitals hereto.

                  "Acquisition Documentation": collectively, the Acquisition Agreements and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

                  "Additional Amounts": the collective reference to the Additional Term Loans and the Additional Revolving Credit Commitments.

                  "Additional Revolving Credit Commitments": the $50,000,000 of additional Revolving Credit Commitments made available from and after the Restatement Date that were not in effect under the Original Credit Agreement.

                  "Additional Term Loans": the collective reference to the Additional Tranche A Term Loans and the Additional Tranche B Term Loans.

                  "Additional Tranche A Term Loan": as defined in Section
2.1(b).

                  "Additional Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make Additional Tranche A Term Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Additional Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Additional Tranche A Term Loan Commitments on the Restatement Date is $75,000,000.

                  "Additional Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time that has an Additional Tranche A Term Loan Commitment, the percentage which such Lender's Additional Tranche A Term Loan Commitment then constitutes of the aggregate Additional Tranche A Term Loan Commitments (or, at any time after the Restatement Date, the percentage which the aggregate principal amount of such Lender's Additional Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Additional Tranche A Term Loans then outstanding).

                  "Additional Tranche B Term Loan": as defined in Section
2.1(b).

                  "Additional Tranche B Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make Tranche B Term Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Additional Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Additional Tranche B Term Loan Commitments is $350,000,000.

                  "Additional Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time that has an Additional Tranche B Term Loan Commitment, the percentage which such Lender's Additional Tranche B Term Loan Commitment then constitutes of the aggregate Additional Tranche B Term Loan Commitments (or, at any time after the Restatement Date, the percentage which the aggregate principal amount of such Lender's Additional Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Additional Tranche B Term Loans then outstanding).

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Administrative Agent": as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate undrawn amount of such Lender's Commitments at such time and (b) the aggregate principal amount of such Lender's Term Loans and Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Annualization Period": each of the four periods beginning on the date of consummation of the Acquisition and ending on September 30, 2002, December 31, 2002 or March 31, 2003.

                  "Annualized Acquired Assets EBITDA": for any period of four consecutive fiscal quarters ending on September 30, 2002, December 31, 2002 or March 31, 2003, Consolidated EBITDA attributable to the Acquired Assets for the Annualization Period ending on the last day of such period of four consecutive fiscal quarters, multiplied by a fraction, the denominator of which is the number of days in such Annualization Period and the numerator of which is 365.

                  "Annualized Fixed Charges": for any period of four consecutive fiscal quarters ending on September 30, 2002, December 31, 2002 or March 31, 2003, Consolidated Fixed Charges for the Annualization Period ending on the last day of such period of four consecutive fiscal quarters, multiplied by a fraction, the denominator of which is the number of days in such Annualization Period and the numerator of which is 365.

                  "Annualized Interest Expense": for any period of four consecutive fiscal quarters ending on September 30, 2002, December 31, 2002 or March 31, 2003, Consolidated Interest Expense for the Annualization Period ending on the last day of such period of four consecutive fiscal quarters, multiplied by a fraction, the denominator of which is the number of days in such Annualization Period and the numerator of which is 365.

                  "Applicable Margin": for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:


                                                                  Base Rate             Eurodollar
                                                                    Loans                  Loans
                                                                  ---------             ----------
        Revolving Credit Loans                                      2.00%                  3.00%
        Tranche A Term Loans                                        2.00%                  3.00%
        Tranche B Term Loans                                        2.50%                  3.50%

provided, that on and after the date on which the Borrower delivers, in accordance with Section 6.1(a), the unaudited financial statements of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended June 30, 2003, the Applicable Margins shall be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

                  "Arranger": as defined in the preamble hereto.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property, excluding (i) any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 7.5 and (ii) any such Disposition which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) of less than $1,000,000 (provided that Dispositions may only be excluded pursuant to this clause (ii) to the extent yielding, together with all other such Dispositions occurring during the same fiscal year of the Borrower which have been excluded pursuant to this clause (ii), gross proceeds of no more than $5,000,000 in the aggregate).

                  "Assignee": as defined in Section 10.6(c).

                  "Assignor": as defined in Section 10.6(c).

                  "Available Revolving Credit Commitment": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

                  "Base Rate": for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum. For purposes hereof:
"Prime Rate" shall mean a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefitted Lender": as defined in Section 10.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit K, delivered to the Administrative Agent.

                  "Buyer": as defined in the recitals hereto.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago, Illinois are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP;

and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Collateral Account": a segregated cash collateral account of the Borrower in which the Administrative Agent for the benefit of the Lenders has a perfected security interest pursuant to the Cash Collateral Account Agreement.

                  "Cash Collateral Account Agreement": an agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Administrative Agent has "control", within the meaning of Section 9-104 of the applicable Uniform Commercial Code, of the Cash Collateral Account; the Cash Collateral Control Agreement shall provide for the release of funds from the Cash Collateral Account as provided in Section 6.12.

                  "Cash Collateral Release Date": the date on which financial statements are delivered to the Lenders showing that the ratio of Consolidated Total Debt to Consolidated Total Capitalization (without, in each case, giving effect to any netting of amounts on deposit in the Cash Collateral Account on such date) on the last day of the period covered by such financial statements was less than 0.55 to 1.00.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

                  "Change of Control": the occurrence of any of the following events: (i) there shall be consummated (A) any consolidation or merger of the Borrower in which the Borrower is not the continuing or surviving corporation or pursuant to which shares of the Borrower's common stock would be converted into cash, securities or other property, other than a merger of the Borrower where a majority of the Board of Directors of the surviving corporation are, and for a two year period after the merger continue to be, persons who were directors of the Borrower immediately prior to such merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were directors of the Borrower immediately prior to such merger, or (B) any sale, lease exchange or transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower, unless, immediately following such sale, lease, exchange or transfer, such assets are owned, directly or indirectly, by the Borrower or one or more Subsidiaries of the Borrower; (ii) the shareholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; (iii) (A) any "person" as defined in the Exchange Act, other than the Borrower or a Subsidiary or any employee benefit plan sponsored by the Borrower or a Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 50% or more of the combined voting power of the Borrower's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and
(B) at any time during a period of two consecutive years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Borrower shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Borrower's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or (iv) a Specified Change of Control.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Documentation Agents": as defined in the preamble hereto.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": with respect to any Lender, each of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated March 2002, as supplemented by the Information Supplement to the Confidential Information Memorandum dated May 2002 (and together with any other amendments or supplements thereto), in each case as furnished to the initial Lenders in connection with the syndication of the Additional Amounts and the amendment and restatement of the Original Credit Agreement.

                  "Consent and Confirmation": the Consent and Confirmation to be executed and delivered by each Loan Party other than the Borrower, substantially in the form of Exhibit L, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income and franchise tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation, depletion and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period (other than for purposes of Section 7.1(e)), (i) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent; and (ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period); provided further, that, for purposes of calculating the Consolidated EBITDA of the Borrower and its Subsidiaries for any period of four fiscal quarters of the Borrower ending September 30, 2002, December 31, 2002 or March 31, 2003, the Annualized Acquired Assets EBITDA for such period shall be included in such Consolidated EBITDA.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Fixed Charges for such period; provided that, for the purposes of this definition, Consolidated Fixed Charges for the periods of four fiscal quarters of the Borrower ending September 30, 2002 December 31, 2002 and March 31, 2003 shall be deemed to equal the Annualized Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, (b) provision for cash income and franchise taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans) and (d) dividends paid by the Borrower in cash during such period in respect of Capital Stock of the Borrower.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period; provided that, for the purposes of this definition, Consolidated Interest Expense for the periods of four fiscal quarters of the Borrower ending September 30, 2002 December 31, 2002 and March 31, 2003 shall be deemed to equal the Annualized Interest Expense for such period.

                  "Consolidated Interest Expense": of any Person for any period, total cash interest expense of such Person and its Subsidiaries for such period with respect to all Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other material fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements (but excluding hydrocarbon swaps or other similar agreements providing protection against fluctuation of hydrocarbon prices) in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). Consolidated Interest Expense shall in any event include interest attributable to Capital Lease Obligations of the Borrower and its Subsidiaries.

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries,
(b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the

Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Senior Debt": at any date, Consolidated Total Debt on such date minus the aggregate principal amount of all Subordinated Securities (other than, at any time when the aggregate principal amount of a Seller Note is not included in the calculation of Consolidated Total Debt, such Seller Note).

                  "Consolidated Senior Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

                  "Consolidated Shareholders' Equity": as of any date of determination, the consolidated total stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP.

                  "Consolidated Total Capitalization": at any date, the sum of
(a) Consolidated Total Debt (including the aggregate stated face amount of the Seller Notes on such date (including the amount of any capitalized interest thereon), whether or not the Seller Note would be included in Consolidated Total Debt pursuant to the terms of the definition of such term) and (b) Consolidated Shareholders' Equity at such date.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis, net of any amounts on deposit in the Cash Collateral Account on such day. Consolidated Total Debt shall in any event exclude obligations of the Borrower and its Subsidiaries in respect of any letters of credit issued in the ordinary course of business of the Borrower and its Subsidiaries, other than any such letter of credit issued to support Indebtedness or other obligations of any Person other than the Borrower or any Subsidiary of the Borrower. For purposes of determining Consolidated Total Debt on any date on which any Seller Note is outstanding, (i) the principal amount of such Seller Note shall not be included in Consolidated Total Debt unless, on such date, such Seller Note bears interest that is currently payable in cash and
(ii) on any date on which such Seller Note bears interest that is currently payable in cash, the stated face amount of such Seller Note (including the amount of any capitalized interest thereon) shall be included in Consolidated Total Debt notwithstanding that a lesser amount might be included in accordance with GAAP on the Borrower's consolidated balance sheet.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such

Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Delayed Draw Term Loan": each "Delayed Draw Term Loan" made pursuant to Section 2.1(b) of the Original Credit Agreement.

                  "Derivatives Counterparty": as defined in Section 7.6.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One, NA or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One, NA's relevant Eurodollar Loan (or if the amount of Bank One, NA's relevant Eurodollar Loan is less than $10,000,000, in the amount of $10,000,000) and having a maturity equal to such Interest Period.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to a Eurodollar Loan for the relevant Interest Period, the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Eurocurrency Reserve Requirement (expressed as a decimal) applicable to such Interest Period; provided that, with respect to Tranche B Term Loans only, the "Eurodollar Rate" for such Loans shall in no event be less than 3% for any Interest Period.

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) Consolidated EBITDA for such fiscal year minus (b) the sum, without duplication, of (i) the aggregate amount of all regularly scheduled principal payments and any optional prepayments of (x) Funded Debt (including, without limitation, the Term Loans) and (y) other Indebtedness of the type described in clause (b) of the definition thereof not to exceed $50,000,000 in aggregate principal amount, in each case of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding (A) the principal amount of Indebtedness incurred in connection with such expenditures, (B) any such expenditures financed with the proceeds of any Reinvestment Deferred Amount and (C) any such expenditures financed with the proceeds of any equity securities issued by the Borrower),
(iii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of income and franchise taxes, (iv) transaction costs, to the extent excluded from Consolidated EBITDA, related to the Acquisition or the financing contemplated by this Agreement, (v) cash interest expense during such fiscal year, (vi) the aggregate amount of Restricted Payments actually paid by the Borrower in cash during such fiscal year, as permitted by Section 7.6, in respect of the Borrower's Capital Stock and (vii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of the costs and expenses associated with shutting down a refinery or a portion thereof for maintenance and repair in the ordinary course of business, to the extent that such costs and expenses (A) have been added to Consolidated Net Income as a non-cash charge in determining Consolidated EBITDA for a prior period or (B) will be amortized as non-cash charges in subsequent periods and added to Consolidated Net Income in determining Consolidated EBITDA for such subsequent periods.

                  "Excess Cash Flow Application Date": as defined in Section 2.10(c).

                  "Excess Cash Flow Percentage": with respect to any fiscal year of the Borrower, 75%; provided, that, with respect to any fiscal year of the Borrower ending on or after December 31, 2002, the Excess Cash Flow Percentage shall be (a) 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 2.75 to 1.0 and (b) 25% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 2.25 to 1.0.

                  "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (a) the pledge of more than 66% of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Excluded Subsidiary": any Subsidiary designated as such on
Schedule 4.15-2; provided that any such Subsidiary shall cease to be an "Excluded Subsidiary" if (a) the aggregate book value of the assets of such Subsidiary exceed 1% of the aggregate book value of the assets of the Borrower and its Subsidiaries, taken as a whole, or (b) the Consolidated EBITDA of such Subsidiary exceeds 1% of the Consolidated EBITDA of the Borrower and its Subsidiaries taken as a whole.

                  "Existing Issuing Lender": Bank One, NA, as issuer of the Existing Letters of Credit.

                  "Existing Letters of Credit": the letters of credit described in Annex B.

                  "Existing Mortgaged Properties": the real properties listed on
Schedule 1.1A-1, as to which the Administrative Agent for the benefit of the Lenders has been granted a Lien pursuant to one or more Existing Mortgages.

                  "Existing Mortgages": the mortgages or deeds of trust which have been executed and delivered prior to the Restatement Date in accordance with the Original Credit Agreement.

                  "Existing Revolving Credit Loans": the Revolving Credit Loans made prior to the Restatement Date pursuant to the Original Credit Agreement.

                  "Existing Senior Subordinated Note Indentures": the collective reference to the 1998 Senior Subordinated Note Indenture and the 2001 Senior Subordinated Note Indenture.

                  "Existing Senior Subordinated Notes": the collective reference to the 1998 Senior Subordinated Notes and the 2001 Senior Subordinated Notes.

                  "Existing Tranche A Term Loans": as defined in Section 2.1(a).

                  "Existing Tranche B Term Loans": as defined in Section 2.1(a).

                  "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Bank One, NA from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement, dated as of September 6, 2001, executed and delivered by the Borrower and each Subsidiary Guarantor in connection with the Original Credit Agreement, a copy of which is attached as Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts, hydrocarbon swaps or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, or hydrocarbon prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all reimbursement obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) for the purposes of Sections 7.2 and 8(e) only, all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements, (k) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness. Obligations of the Borrower and its Subsidiaries to pay dues to Marine Spill Response Corporation in an aggregate amount of up to $7,000,000 shall not be deemed to constitute Indebtedness.

                  "Indemnified Liabilities": as defined in Section 10.5.

                  "Indemnitee": as defined in Section 10.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the first day of each April, July, October and January to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Investments": as defined in Section 7.7.

                  "Issuing Lender": the Existing Issuing Lender and any other Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender.

                  "L/C Commitment": $150,000,000.

                  "L/C Fee Payment Date": the first day of each April, July, October and January and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

                  "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

                  "Lender Addendum": with respect to any Lender becoming party to this Agreement on the Restatement Date (whether or not such Lender was also a party to the Original Credit Agreement), a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender, the Borrower and the Administrative Agent on the Restatement Date as provided in Section 10.18.

                  "Lender Consent": each Lender Consent pursuant to which Lenders that are parties to the Original Credit Agreement consent in writing to this Agreement.

                  "Lenders": as defined in the preamble hereto.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Consent and Confirmation, the Applications and the Notes.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Majority Facility Lenders": at any time with respect to any Facility, the holders of more than 50% of the sum of (a) the undrawn Commitments under such Facility at such time, if any, and (b) the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility.

                  "Marine Services Assets": the collective reference to the assets of Tesoro Marine Services, LLC, the Capital Stock of Tesoro Marine Services Holding Company and the membership interests of Tesoro Marine Services, LLC.

                  "Material Adverse Effect": a material adverse effect on (a) the Acquisition, (b) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
(c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Mortgaged Properties": the collective reference to the Existing Mortgaged Properties and the New Mortgaged Properties.

                  "Mortgage Amendments": the collective reference to the amendments amending each of the Existing Mortgages in form and substance satisfactory to the Administrative Agent and its counsel.

                  "Mortgages": the Existing Mortgages (as modified by the Mortgage Amendments), the New Mortgages and any other mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any expenses incurred in the collection thereof.

                  "New Mortgaged Properties": the real properties listed on
Schedule 1.1A-2, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to one or more New Mortgages.

                  "New Mortgages": each of (i) the mortgage to be executed and delivered on the Restatement Date, substantially in the form of Exhibit D-1, and
(ii) any mortgages or deeds of trust executed and delivered after the Restatement Date in accordance with Section 6.10(b), substantially in the form of Exhibit D-2 (in either case, with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                  "New Senior Subordinated Note Indenture": the Indenture, dated as of April 9, 2002 entered into by Tesoro Escrow Corp. and U.S. Bank, National Association, as trustee, in connection with the issuance of the New Senior Subordinated Notes, together with all instruments and other agreements entered into by Tesoro Escrow Corp., the Borrower or its other Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

                  "New Senior Subordinated Notes": the $450,000,000 aggregate principal amount of 9 5/8% Senior Subordinated Notes originally issued by Tesoro Escrow Corp. and assumed by the Borrower due 2012 issued on April 9, 2002 pursuant to the New Senior Subordinated Note Indenture, and each exchange note issued in exchange for, or replacement of, each of such originally issued notes.

                  "New Tranche B Term Loan": as defined in Section 2.23.

                  "New Tranche B Term Loan Borrowing Date": the date of borrowing of New Tranche B Term Loans, which shall be notified by the Borrower to the Administrative Agent in accordance with Section 2.3(b), and which date shall be a Business Day on or within three

Business Days after the date on which New Tranche B Term Loan Commitments become effective in accordance with Section 2.23.

                  "New Tranche B Term Loan Commitments": as defined in Section 2.23.

                  "New Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time that has a New Tranche B Term Loan Commitment, the percentage which such Lender's New Tranche B Term Loan Commitment then constitutes of the aggregate New Tranche B Term Loan Commitments (or, at any time after the New Tranche B Term Loan Borrowing Date, the percentage which the aggregate principal amount of such Lender's New Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the New Tranche B Term Loans then outstanding).

                  "1998 Senior Subordinated Note Indenture": the Indenture, dated as of July 2, 1998, entered into by the Borrower, certain of its Subsidiaries and U.S. Bank Corporate Trust Services, as trustee, in connection with the issuance of the 1998 Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

                  "1998 Senior Subordinated Notes": the $300,000,000 aggregate principal amount of 9% Senior Subordinated Notes of the Borrower due 2008 issued on July 2, 1998 pursuant to the 1998 Senior Subordinated Note Indenture, including, without duplication, the notes issued in exchange for, or as replacements of such originally issued notes, and in each case permitted refinancings pursuant to Section 7.2(c).

                  "Non-Excluded Taxes": as defined in Section 2.18(a).

                  "Non-U.S. Lender": as defined in Section 2.18(d).

                  "Note": any promissory note evidencing any Loan.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower or any Subsidiary to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "1Q", "2Q", "3Q", and "4Q": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower. (e.g., 2Q02 means the second fiscal quarter of the Borrower's 2002 fiscal year, which ends June 30, 2002).

                  "Original Closing Date": the "Closing Date", as such term was defined in the Original Credit Agreement.

                  "Original Credit Agreement": as defined in the recitals hereto.

                  "Original Tranche A Term Loan Commitment": as to any Lender, the collective reference to (i) the obligation of such Lender, if any, to make Tranche A Term Loans to the Borrower pursuant to Section 2.1(a) of the Original Credit Agreement and (ii) the obligation of such Lender, if any, to make Delayed Draw Term Loans to the Borrower pursuant to Section 2.1(b) of the Original Credit Agreement. The Original Tranche A Term Loan Commitments were fully drawn on the Original Closing Date.

                  "Original Tranche B Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make Tranche B Term Loans to the Borrower pursuant to Section 2.1(a) of the Original Credit Agreement. The Original Tranche B Term Loan Commitments were fully drawn on the Original Closing Date.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than, in each case, any franchise tax or similar tax based upon the income, capital, assets or other properties of any Lender.

                  "Participant": as defined in Section 10.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature. For purposes of the definition of Consolidated EBITDA, "Person" shall also include the "Acquired Assets" as such term is defined in the Original Credit Agreement.

                  "Pipeline Assets": the "North Dakota Pipeline Assets" (as such term is defined in the Original Credit Agreement) and the other crude oil or refined product pipeline assets held by

Tesoro Alaska Pipeline Company, Tesoro High Plains Pipeline Company or any Qualifying Special Purpose Subsidiary.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Option Notice": as defined in Section 2.14(d).

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Projections": as defined in Section 6.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Purchase Price Refund": any amount received by the Borrower or any Subsidiary as a result of a purchase price adjustment or similar event (for the avoidance of doubt, not including any adjustment in working capital) in connection with any acquisition of Property by the Borrower or any Subsidiary.

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Qualifying Special Purpose Subsidiary": any of Tesoro Alaska Pipeline Company, Tesoro High Plains Pipeline Company or any other Subsidiary (other than an Excluded Subsidiary or a Foreign Subsidiary) meeting the requirements of Section 7.16.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Register": as defined in Section 10.6(d).

                  "Regulation H": Regulation H of the Board as in effect from time to time.

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire (including through the purchase of all or substantially all of the Capital Stock of another Person), construct, develop, improve or repair assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire (including through the purchase of all or substantially all of the Capital Stock of another Person), construct, develop, improve or repair assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Fund": with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the undrawn Commitments and (b) the aggregate unpaid principal amount of the Term Loans and Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president, chief operating officer, chief financial officer, general counsel, vice president of finance, treasurer or controller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, vice president of finance or treasurer of the Borrower.

                  "Restatement Date": date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than May 31, 2002.

                  "Restricted Payments": as defined in Section 7.6.

                  "Retail Service Assets": any retail service station or related convenience store or car wash facility together with associated real property and equipment owned or leased by the Borrower or any Subsidiary.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Credit Commitments on the Restatement Date is $225,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Original Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.4.

                  "Revolving Credit Note": as defined in Section 2.6.

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the amount of the Total Revolving Extensions of Credit then outstanding).

                  "Revolving Credit Termination Date": September 6, 2006.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and
(b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Cash Collateral Account Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Seller": as defined in the recitals hereto.

                  "Seller Notes": the collective reference to the two Promissory Notes, dated the Restatement Date, made by Tesoro in favor of the Seller in the principal amounts of $100,000,000 and $50,000,000, respectively, and in the form of Exhibits L and M, respectively, to the Acquisition Agreement.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control", or like event, as defined in any Existing Senior Subordinated Note Indenture or the New Senior Subordinated Note Indenture.

                  "Specified Equity Securities": common stock of the Borrower, mandatorily convertible preferred stock of the Borrower which is convertible within three years of issuance or any other high equity-content securities of the Borrower approved by a majority of the Agents (which approval will not be unreasonably withheld).

                  "Specified Hedge Agreement": any Hedge Agreement entered into by (a) the Borrower or any of its Subsidiaries and (b) any Lender or any affiliate thereof, as counterparty.

                  "Subordinated Securities": the Existing Senior Subordinated Notes, the New Senior Subordinated Notes and the Seller Notes.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Subsidiary or Excluded Foreign Subsidiary.

                  "Supermajority Lenders": at any time, the holders of more than 66 2/3% of the sum of (a) the undrawn Commitments and (b) the aggregate unpaid principal amount of the Term Loans and Revolving Extensions of Credit then outstanding.

                  "Syndication Agent": as defined in the preamble hereto.

                  "Term Loan Facilities": the collective reference to the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

                  "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

                  "Term Loans": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

                  "Term Note": as defined in Section 2.6.

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Tranche A Term Loan Commitment": as to any Lender, the collective reference to the Original Tranche A Term Loan Commitment of such Lender, if any, and the Additional Tranche A Term Loan Commitment of such Lender, if any.

                  "Tranche A Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Tranche A Term Loan Lender": each Lender that has an Additional Tranche A Term Loan Commitment or is the holder of a Tranche A Term Loan.

                  "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding.

                  "Tranche A Term Loans": the collective reference to the Existing Tranche A Term Loans, the Delayed Draw Term Loans made under the Original Credit Agreement continued as Tranche A Term Loans hereunder in accordance with Section 2.1(a), and the Additional Tranche A Term Loans.

                  "Tranche B Term Loan Commitment": as to any Lender, the collective reference to the Original Tranche B Term Loan Commitment of such Lender, if any, the Additional Tranche B Term Loan Commitment of such Lender, if any, and any New Tranche B Term Loan Commitment of such Lender.

                  "Tranche B Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

                  "Tranche B Term Loan Lender": each Lender that has an Additional Tranche B Term Loan Commitment or a New Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

                  "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding.

                  "Tranche B Term Loans": the collective reference to the Existing Tranche B Term Loans, the Additional Tranche B Term Loans and any New Tranche B Term Loans.

                  "Transferee": as defined in Section 10.15.

                  "2001 Senior Subordinated Note Indenture": the Indenture, dated as of November 6, 2001, entered into by the Borrower, certain of its Subsidiaries and U.S. Bank Trust National Association, as trustee, in connection with the issuance of the 2001 Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

                  "2001 Senior Subordinated Notes": the $215,000,000 aggregate principal amount of 9 5/8% Senior Subordinated Notes of the Borrower due 2008 issued on November 6, 2001 pursuant to the 2001 Senior Subordinated Note Indenture, including, without duplication, the notes issued in exchange for, or as replacement of, such originally issued notes, and in each case, permitted refinancings pursuant to Section 7.2(c).

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) All calculations of financial ratios set forth in Section
7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Existing Term Loans; Additional Term Loan Commitments. (a) All Tranche A Term Loans and Tranche B Term Loans outstanding under the Original Credit Agreement (the "Existing Tranche A Term Loans" and "Existing Tranche B Term Loans", respectively) shall remain outstanding hereunder on the terms set forth herein. The Delayed Draw Term Loans outstanding under the Original Credit Agreement shall remain outstanding hereunder as Tranche A Term Loans on the terms set forth herein with respect to Tranche A Term Loans.

                  (b) Subject to the terms and conditions hereof, (i) the Tranche A Term Loan Lenders severally agree to make term loans (each, an "Additional Tranche A Term Loan") to the Borrower on the Restatement Date in an aggregate amount for each Tranche A Term Loan Lender not to exceed the amount of the Additional Tranche A Term Loan Commitment, if any, of such Lender, and (ii) the Tranche B Term Loan Lenders severally agree to make term loans (each, an "Additional Tranche B Term Loan") to the Borrower on the Restatement Date in an aggregate amount for each Tranche B Term Loan Lender not to exceed the amount of the Additional Tranche B Term Loan Commitment, if any, of such Lender.

                  (c) The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.

                  2.2 Procedure for Term Loan Borrowing. (a) Additional Term Loans. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., Chicago time, (x) three Business Days prior to the anticipated Restatement Date, in the case of Eurodollar Loans, or (y) one business day prior to the anticipated Restatement Date, in the case of Base Rate Loans) requesting that the Tranche A Term Loan Lenders that have Additional Tranche A Term Loan Commitments make Additional Tranche A Term Loans and the Tranche B Term Loan Lenders that have Additional Tranche B Term Loan Commitments make Additional Tranche B Term Loans, in each case on the Restatement Date. The Additional Tranche B Term Loans made on the Restatement Date shall initially be Base Rate Loans, and no Additional Tranche B Term Loan may be converted into a Eurodollar Loan prior to the date which is 15 business days after the Restatement Date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each relevant Tranche A Term Loan Lender and Tranche B Term Loan Lender thereof. Not later than 1:00 P.M., Chicago time, on the Restatement Date (i) each Tranche A Term Loan Lender that has an Additional Tranche A Term Loan Commitment shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Additional Tranche A Term Loan to be made by such Lender on the Restatement Date and (ii) each Tranche B Term Loan Lender that has an Additional Tranche B Loan Commitment shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Additional Tranche B Term Loan to be made by such Lender on the Restatement Date. The Administrative Agent shall make available to the Borrower the aggregate of such amounts made available to the Administrative Agent by the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders in like funds as received by the Administrative Agent.

                  (b) New Tranche B Term Loans. If New Tranche B Term Loan Commitments are made available pursuant to Section 2.23, the Borrower may borrow under the New Tranche B Term Loan Commitments in accordance with Section 2.23, provided that Borrower shall deliver to the Administrative Agent a Borrowing Notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., Chicago time, (x) three Business Days prior to the anticipated Tranche B Term Loan Borrowing Date, in the case of Eurodollar Loans, or (y) one business day prior to the anticipated Tranche B Term Loan Borrowing Date, in the case of Base Rate Loans) requesting that each Tranche B Term Loan Lender with a New Tranche B Term Loan Commitment make a New Tranche B Term Loan on the New Tranche B Term Loan Borrowing Date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each relevant Tranche B Term Loan Lender thereof. Not later than 1:00 P.M., Chicago time, on the New Tranche B Term Loan Borrowing Date, each Tranche B Term Loan Lender that has a New Tranche B Loan Commitment shall make available to the Administrative

Agent at the Funding Office an amount in immediately available funds equal to the New Tranche B Term Loan to be made by such Lender on such date. The Administrative Agent shall make available to the Borrower the aggregate of such amounts made available to the Administrative Agent by the relevant Tranche B Term Loan Lenders in like funds as received by the Administrative Agent.

                  2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Term Loan Lender shall mature in 19 remaining consecutive quarterly installments, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Tranche A Term Loans outstanding on the Restatement Date (including the Additional Tranche A Term Loans made on the Restatement Date and the Delayed Draw Term Loans continued as Tranche A Term Loans hereunder) (provided, that the installment payable on June 30, 2002 shall be increased by an amount (the "Make-Up Tranche A Payment Amount"), equal to 3.75% of the aggregate principal amount of Tranche A Term Loans made on the Restatement Date, and the aggregate amount of such installment shall be allocated among the Tranche A Term Loan Lenders such that each Tranche A Term Loan Lender shall receive an amount equal to the sum of (A) the amount of the installment such Tranche A Lender would have received on such date under the Original Credit Agreement in respect of the Existing Tranche A Term Loans and Delayed Draw Term Loans plus (B) such Tranche A Term Loan Lender's Additional Tranche A Term Loan Percentage of the Make-up Tranche A Payment Amount):


          Installment                          Percentage
          -----------                          ----------
          June 30, 2002                        3.75%
          September 30, 2002                   3.75
          December 31, 2002                    3.75
          March 31, 2003                       5.00
          June 30, 2003                        5.00
          September 30, 2003                   5.00
          December 31, 2003                    5.00
          March 31, 2004                       5.00
          June 30, 2004                        5.00
          September 30, 2004                   5.00
          December 31, 2004                    5.00
          March 31, 2005                       5.00
          June 30, 2005                        5.00
          September 30, 2005                   5.00
          December 31, 2005                    5.00
          March 31, 2006                       6.25
          June 30, 2006                        6.25
          September 30, 2006                   6.25
          December 31, 2006                    6.25

                  (b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 23 remaining consecutive quarterly installments, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the sum of the aggregate principal amount of the Tranche B Term Loans outstanding on the Restatement Date (including the Additional Tranche B Term Loans made on the Restatement Date) plus the aggregate principal amount of any New Tranche B Term Loans made since the Restatement Date (provided that (i) the installment payable on June 30, 2002 shall be increased by an amount (the "Additional Tranche B Payment Amount"), equal to 0.25% of the aggregate principal amount of Tranche B Term Loans made on the Restatement Date, and the aggregate amount of such installment shall be allocated among the Tranche B Term Loan Lenders such that each Tranche B Term Loan Lender shall receive an amount equal to the sum of (A) the amount of the installment such Tranche B Lender would have received on such date under the Original Credit Agreement in respect of the Existing Tranche B Term Loans plus (B) such Tranche B Term Loan Lender's Additional Tranche B Term Loan Percentage of the Additional Tranche B Payment Amount and (ii) the installment payable on the first quarterly date listed above after any New Tranche B Term Loan Borrowing Date shall be increased by an amount (the "New Tranche B Payment Amount"), equal to the product of (x) 0.25% of the aggregate principal amount of New Tranche B Term Loans made on such New Tranche B Term Loan Borrowing Date multiplied by (y) the number of previous installments of principal of the Tranche B Term Loans paid since the Original Closing Date pursuant to this Section 2.3 and Section 2.3 of the Original Credit Agreement, and the aggregate amount of such installment shall be allocated among the Tranche B Term Loan Lenders such that each Tranche B Term Loan Lender shall receive an amount equal to the sum of (A) the amount of the installment such Tranche B Lender would have received on such date if no New Tranche B Term Loans had been made since the date of the last such installment plus (B) such Tranche B Term Loan Lender's New Tranche B Term Loan Percentage of the New Tranche B Payment Amount):


              Installment                             Percentage
              -----------                             ----------

June 30, 2002                                           0.25%
September 30, 2002                                      0.25
December 31, 2002                                       0.25
March 31, 2003                                          0.25
June 30, 2003                                           0.25
September 30, 2003                                      0.25
December 31, 2003                                       0.25
March 31, 2004                                          0.25
June 30, 2004                                           0.25
September 30, 2004                                      0.25
December 31, 2004                                       0.25
March 31, 2005                                          0.25
June 30, 2005                                           0.25
September 30, 2005                                      0.25
December 31, 2005                                       0.25
March 31, 2006                                          0.25
June 30, 2006                                           0.25
September 30, 2006                                      0.25
December 31, 2006                                       0.25
March 31, 2007                                         23.75
June 30, 2007                                          23.75
September 30, 2007                                     23.75
December 31, 2007                                      23.75

                  2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 11:00 A.M., Chicago time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of Base Rate Loans). Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M., Chicago time (in the case of a Borrowing of Base Rate Loans in respect of which notice of such borrowing is given on such Borrowing
Date) or 11:00 A.M., Chicago time (in the case of any other borrowing), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section
8) and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to
Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence (in the absence of manifest error) of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1 or G-2, respectively (a "Term Note" or "Revolving Credit Note", respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Restatement Date or the making of the Loans on the Restatement Date.

                  2.7 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Original Closing Date to the last day of the Revolving Credit Commitment Period, computed at the rate of 0.50% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the first day of each April, July, October and January and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof. All accrued and unpaid commitment fees under Section 2.7(a) of the Original Credit Agreement shall be payable on the Restatement Date.

                  (b) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  (d) The Borrower agrees to pay to the Arranger the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Arranger.

                  2.8 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate any of the Commitments or, from time to time, to reduce the aggregate amount of any of the Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.9 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

                  2.10 Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued (other than
(x) Capital Stock issued as consideration for the acquisition by the Borrower or its Subsidiaries of assets (including Capital Stock of another Person), (y) Capital Stock the proceeds of which are used within 60 days to finance the acquisition by the Borrower or any of its Subsidiaries of assets (including Capital Stock of another Person) or (z) Specified Equity Securities issued on or prior to December 31, 2002, to the extent the proceeds thereof are used as required by Section 6.12), or Indebtedness incurred, by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2(a)-(f) and (h)-(k) as in effect on the date of this Agreement), then on the date of such issuance or incurrence, the Loans shall be prepaid by an amount equal to the amount of the Net Cash Proceeds of such issuance or incurrence, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement, or a consent to the incurrence of any Indebtedness by the Borrower or any of its

Subsidiaries not permitted by Section 7.2, or a consent to any Investment not permitted by Section 7.7.

                  (b) The Loans shall be prepaid with the Net Cash Proceeds of any Asset Sale or issuance of Specified Equity Securities consummated on or prior to December 31, 2002, to the extent required by Section 6.12, such prepayment to occur within one Business Day after the date of receipt by the Borrower or any of its Subsidiaries of proceeds from such Asset Sale or issuance, as set forth in Section 2.10(e).

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale (other than any Asset Sale consummated on or prior to December 31, 2002, to the extent the proceeds thereof are used as required by Section 6.12), Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof promptly, but in no event later than five days from the date of receipt by the Borrower of such Net Cash Proceeds (provided that in the case of an Asset Sale which yields gross proceeds less than $1,000,000, any Reinvestment Notice may be delivered at any time within 90 days after the date of receipt by the Borrower of such Net Cash Proceeds), the Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.10(e); provided, on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by
Section 7.5.

                  (d) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2002, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Loans shall be prepaid by an amount equal to the Excess Cash Flow Percentage of such Excess Cash Flow, as set forth in
Section 2.10(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (e) Amounts to be applied in connection with prepayments made pursuant to paragraphs (a), (c) and (d) of this Section shall be applied, first, to the prepayment of the Term Loans and, second, to the prepayment of the Revolving Credit Loans (such prepayment of Revolving Credit Loans not being accompanied by an automatic reduction of the Revolving Credit Commitments). Amounts to be applied in connection with prepayments made pursuant to paragraph
(b) of this Section shall be applied 50% to the prepayment of the Term Loans and 50% to the prepayment of the Revolving Credit Loans (such prepayment of Revolving Credit Loans not being accompanied by an automatic reduction of Revolving Credit Commitments), and any amounts remaining after repayment in full of outstanding Revolving Credit Loans shall be applied as set forth in Section 6.12.

                  2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

                  2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.14 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

                  2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders; provided that
(i) the borrowing of the Additional Tranche A Term Loans and the Additional Tranche B Term Loans shall be made by the Lenders with Additional Tranche A Term Loan Commitments or Additional Tranche B Term Loan Commitments, as the case may be, according to the respective Additional Tranche A Term Loan Percentages or Additional Tranche B Term Loan Percentages, as the case may be, of such Lenders and (ii) any borrowing of New Tranche B Term Loans shall be made by the Lenders with New Tranche B Term Loan Commitments pro rata in accordance with the respective New Tranche B Term Loan Percentages of such Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (b) Subject to Section 2.16(d), each mandatory prepayment required by Section 2.10 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

                  (d) Notwithstanding anything to the contrary in Sections 2.9,
2.10 or 2.16(b), so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any optional prepayment described in Section 2.9 or mandatory prepayment described in Section
2.10 that is allocated to Tranche B Term Loans (such amounts, respectively, the "Optional Prepayment Amount" and the "Mandatory Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrower will:

                  (i) in the case of any optional prepayment of the Tranche B Term Loans which the Borrower wishes to make, not later than 10 Business Days prior to the date on which the Borrower wishes to make such optional prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below; and

                  (ii) in the case of any mandatory prepayment required to be made pursuant to Section 2.10, on the date specified in
                  Section 2.10 for such prepayment, (A) give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a Prepayment Option Notice as described below and (B) deposit with the Administrative Agent the Mandatory Prepayment Amount.

                  As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be substantially in the form of Exhibit H, and shall include an offer by the Borrower to prepay on the Prepayment Date the Tranche B Term Loans of such Lender by an amount equal to the portion of the Optional Prepayment Amount or Mandatory Prepayment Amount, as the case may be, indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. The "Prepayment Date" in respect of any Prepayment Option Notice shall be the date which is (i) in the case of a Prepayment Option Notice relating to an optional prepayment, the later of (A) five Business Days after the date of such Prepayment Option Notice and
(B) the date on which the Borrower has advised the Administrative Agent that it wishes to make such optional prepayment and (ii) in the case of a Prepayment Option Notice relating to a mandatory prepayment, the date which is five Business Days after the date of such Prepayment Option Notice.

                  On the Prepayment Date:

                  (i) in the case of any optional prepayment, the Borrower shall pay to the Administrative Agent the Optional Prepayment Amount, and the Administrative Agent shall (A) apply the Optional Prepayment toward prepayment of the outstanding Tranche B Term Loans in respect of which Lenders have accepted optional prepayment as described above and (B) apply the remaining portion of the Optional Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans; and

                  (ii) in the case of any mandatory prepayment, the Administrative Agent shall (A) apply the Mandatory Prepayment Amount toward prepayment of the outstanding Tranche B Term Loans in respect of which Lenders have accepted mandatory prepayment as described above and (B) apply the remaining portion of the Mandatory Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans.

                  (e) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

                  (f) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., Chicago time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (g) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

                  (h) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the

Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.17 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.18 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of
Exhibit I and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  2.19 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

                  2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or 2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

                  2.22 Revolving Credit Commitment Increases. (a) In the event that the Borrower wishes to increase the aggregate Revolving Credit Commitments at any time that no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent and the Syndication Agent in writing of the amount (the "Offered Increase Amount") of such proposed increase (such notice, a "Revolving Credit Commitment Increase Notice"). The Borrower may, at its election, (i) offer one or more of the Lenders the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (b) below and/or (ii) with the consent of each Issuing Lender (which consents shall not be unreasonably withheld), offer one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (b) below. Each Revolving Credit Commitment Increase Notice shall specify which Lenders and/or banks, financial institutions or other entities the Borrower desires to participate in such commitment increase. The Borrower or, if requested by the Borrower, the Syndication Agent will notify such Lenders and/or banks, financial institutions or other entities of such offer.

                  (b) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Revolving Credit Commitments and which elects to become a party to this Agreement and obtain a Revolving Credit Commitment in an amount so offered and accepted by it pursuant to Section 2.22(a)(ii) shall execute a New Revolving Credit Lender Supplement with the Borrower, the Administrative Agent and the Syndication Agent, substantially in the form of Exhibit N, whereupon such bank, financial institution or other entity (herein called a "New Revolving Credit Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Revolving Credit Commitment of any such new Lender shall be in an amount not less than $5,000,000. Any Lender which accepts an offer to it by the Borrower to increase its Revolving Credit Commitment pursuant to Section 2.22(a)(i) shall, in each case, execute a Revolving Credit Commitment Increase Supplement with the Borrower, the Administrative Agent and the Syndication Agent, substantially in the form of Exhibit O, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased. The effectiveness of any new Revolving Credit Commitment agreed to pursuant to a New Revolving Credit Lender Supplement or a Revolving Credit Commitment Increase Supplement executed pursuant to this paragraph (b) shall be subject to the condition that the Administrative Agent shall have received such legal opinions and other documents from the Borrower and its counsel with respect to the Revolving Credit Commitment increase as the Administrative Agent shall have reasonably requested.

                  (c) If any bank, financial institution or other entity becomes a New Revolving Credit Lender or any Lender's Revolving Credit Commitment is increased pursuant to Section 2.22(b), additional Revolving Credit Loans made on or after the effectiveness thereof (the "Re-Allocation Date") shall be made pro rata based on the Revolving Credit Percentages in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there are Revolving Credit Loans outstanding, the Borrower shall make prepayments thereof and borrowings of Revolving Credit Loans so that, after giving effect thereto, such outstanding Revolving Credit Loans are held pro rata based on such new Revolving Credit Percentages.

                  (d) Notwithstanding anything to the contrary in this Section 2.22, (i) in no event shall any transaction effected pursuant to this Section
2.22 increase the aggregate amount of the Revolving Credit Commitments by more than $50,000,000 in the aggregate, (ii) the Borrower may not increase the Revolving Credit Commitments pursuant to this Section 2.22 if it has elected to incur New Tranche B Term Loans in accordance with Section 2.23 and (iii) no Lender shall have any obligation to increase its Revolving Credit Commitment unless it agrees to do so in its sole discretion.

                  2.23 Tranche B Term Loan Commitment Increases. (a) The Borrower at its option may incur additional Tranche B Term Loans in the aggregate amount of $50,000,000 (the "New Tranche B Term Loans") at any time that no Default or Event of Default has occurred and is continuing, if one or more existing Lenders and/or any additional bank, financial institution or other entity is willing to make such Tranche B Term Loans in accordance with the terms of this

Section 2.23. In such case the Borrower shall notify the Administrative Agent and the Syndication Agent in writing of the existing Lender(s) and/or additional entity that will be committing to make such additional Tranche B Term Loans (any such commitment, a "New Tranche B Term Loan Commitment").

                  (b) Any bank, financial institution or other entity which is to have a New Tranche B Term Loan Commitment (including any existing Lender) shall execute a New Tranche B Term Loan Lender Supplement with the Borrower, the Administrative Agent and the Syndication Agent, substantially in the form of Exhibit P, whereupon such bank, financial institution or other entity, if already a Lender, shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its New Tranche B Term Loan Commitment as so increased, or, if not already a Lender, shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. The effectiveness of any New Tranche B Term Loan Commitment agreed to pursuant to a New Tranche B Term Loan Lender Supplement executed pursuant to this paragraph
(b) shall be subject to the condition that the Administrative Agent shall have received such legal opinions and other documents from the Borrower and its counsel with respect to the incurrence of the New Tranche B Term Loans as the Administrative Agent shall have reasonably requested.

                  (c) Notwithstanding anything to the contrary in this Section 2.23, (i) the Borrower shall be permitted to incur New Tranche B Term Loans pursuant to this Section 2.23 on only one occasion, (ii) the Borrower shall not be permitted to incur New Tranche B Term Loans pursuant to this Section 2.23 if it has exercised its option to increase the Revolving Credit Commitments pursuant to Section 2.22 and (iii) no Lender shall have any obligation to make any New Tranche B Term Loan unless it agrees to do so in its sole discretion.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Prior to the Original Closing Date, the Existing Issuing Lender has issued the Existing Letters of Credit which, from and after the Original Closing Date, shall constitute Letters of Credit hereunder. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in
Section 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Original Closing Date pursuant to this Section 3, together with the Existing Letters of Credit, collectively, the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date (unless in the case of this clause (y), the Borrower fully cash collateralizes such Letter of Credit in a manner satisfactory to such Issuing Lender and the Administrative Agent, in which case the expiration date of such Letter of Credit shall be no later than 364 days after the Revolving Credit Termination Date); provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than one Business Day after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof).

                  3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility (less the percentage per annum at which the Fronting Fee is paid in respect of such Letter of Credit), shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages in effect on each day in respect of which such fee accrues and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee (the "Fronting Fee") on the aggregate drawable amount of all outstanding Letters of Credit issued by it calculated at a rate per annum equal to 0.25%, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c).

Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section
2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to Section 2.5, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  4.1 Financial Condition. (a) The estimated consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2001 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the New Senior Subordinated Notes to be issued on the Restatement Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and constitutes a reasonable estimate on a pro forma basis of the financial position of Borrower and its consolidated Subsidiaries as at December 31, 2001, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2001 and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Except as set forth on Schedule 4.1, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2001 to and including the date hereof there has been no Disposition by the Borrower and its consolidated Subsidiaries of any material part of its business or Property.

                  (c) To the best of the Borrower's knowledge, (i) the audited balance sheets of the Acquired Assets as at December 31, 2001, and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal year ended on December 31, 2001 and the four months ended on December 31, 2000, present fairly the consolidated financial condition of the Acquired Assets as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended, and (ii) such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

                  4.2 No Change. Since December 31, 2001, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect (including the Borrower's financial results for the fiscal quarter ended March 31, 2002).

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and to consummate the Acquisition. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect (except as set forth on Schedule 4.4) and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof and the consummation of the Acquisition will not violate any Requirement of Law applicable to, or any material Contractual Obligation of, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has indefeasible title to, or a valid leasehold interest in, all of its material real property, and good title to, or a valid leasehold interest in, all of its other material Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

                  4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person known by the Borrower to have a legal right therein.

                  4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority, and no material tax Lien has been filed, and, to the knowledge of the Borrower, no claim which could reasonably be expected to have a Material Adverse Effect is being asserted, with respect to any such tax, fee or other charge (other than any such claim the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be).

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its

Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Except as set forth on Schedule 4.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. (a) Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof. Schedule
4.15 sets forth as of the Restatement Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

                  (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary.

                  4.16 Use of Proceeds. The proceeds of the Additional Term Loans shall be used to finance the Acquisition and related working capital and to pay related fees and expenses. The proceeds of the Revolving Credit Loans, and the Letters of Credit, shall be used for general corporate purposes, including, but not limited to, working capital and capital expenditures.

                  4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and each of its
Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained.

                  (a) The presence of Materials of Environmental Concern at, on, under, in, or about any real property now owned, leased or operated by the Borrower or any of its Subsidiaries, or at any location to which Materials of Environmental Concern have been sent by or on behalf of the Borrower for re-use or recycling or for treatment, storage, or disposal, could not reasonably be expected to have a Material Adverse Effect. The Borrower has not received any notice from any Governmental Authority or any Person having a property interest in the relevant property that would give the Borrower reason to believe that the presence of Materials of Environmental Concern at, on, under, in, or about any real property formerly owned, leased or operated by the Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

                  (b) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of any of them will be, named as a party that is pending or, to the knowledge of any of them, threatened.

                  (c) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: neither the Borrower nor any of its Subsidiaries has received any request for information or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (d) Except as disclosed on Schedule 4.17 and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

                  (e) Except as disclosed on Schedule 4.17 and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties of the Buyer and the Borrower contained in the Acquisition Documentation, and, to the best of the Borrower's knowledge, the representations and warranties of the Seller and Valero Energy Corporation contained in the Acquisition Documentation, are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. (a) Except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, affecting the enforcement of credits' rights generally and by general equitable principles, the Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. The Guarantee and Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  (b) Except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, affecting the enforcement of credits' rights generally and by general equitable principles, each of the Existing Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and each Existing Mortgage constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Existing Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Existing Mortgage).

                  (c) Except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, affecting the enforcement of credits' rights generally and by general equitable principles, each of the New Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the New Mortgages are filed in the offices specified on Schedule 4.19(c) (in the case of the New Mortgages to be executed and delivered on the Restatement Date) or in the recording office designated by the Borrower (in the case of any New Mortgage to be executed and delivered pursuant to Section 6.10(b)), each New Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant New Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant New Mortgage).

                  4.20 Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 Senior Indebtedness. The Obligations constitute "Senior Debt" of the Borrower under and as defined in the Existing Senior Subordinated
Note Indentures, the New Senior Subordinated Note Indenture and the Seller Notes. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Senior Debt" of such Subsidiary Guarantor under and as defined in the Existing Senior Subordinated Note Indenture and the New Senior Subordinated Note Indenture.

                  4.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

                  4.23 Excluded Subsidiaries. The aggregate book value of the assets of all Excluded Subsidiaries on the date hereof does not exceed $2,500,000 in the aggregate.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Effectiveness. The effectiveness of the amendments to the Original Credit Agreement effected hereby and the agreement of each Lender to make the extensions of credit requested to be made by it hereunder on the Restatement Date are subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Restatement Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the

         Consent and Confirmation executed and delivered by a duly authorized officer of each Loan Party other than the Borrower, (iii) a New Mortgage covering each of the New Mortgaged Properties and a Mortgage Amendment covering each of the Existing Mortgaged Properties, in each case executed and delivered by a duly authorized officer of each party thereto and (iv) a Lender Consent executed and delivered by Lenders constituting the "Required Prepayment Lenders" (as defined in the Original Credit Agreement) and a Lender Addendum executed by each Lender that is providing an Additional Tranche A Term Loan Commitment or an Additional Tranche B Term Loan Commitment, in each case accepted by the Borrower.

                  (b) Acquisition, etc. The following transactions shall have been consummated:

                           (i) the Acquisition shall have been consummated in
                  accordance with the Acquisition Agreement, and the Administrative Agent shall have received satisfactory evidence thereof (including a certificate of the Borrower to such effect);

                           (ii) the Borrower shall have applied the Net Cash
                  Proceeds of the Borrower's March 6 issuance of 23,000,000 shares of common stock to the purchase price of the Acquisition; and

                           (iii) the Net Cash Proceeds of the issuance by Tesoro
                  Escrow Corp. of the New Senior Subordinated Notes shall have been applied to the purchase price of the Acquisition, and Tesoro Escrow Corp. shall have merged into the Borrower.

                  (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the 2001 and 2000 fiscal years and (iii) audited financial statements of the Acquired Assets for the 2001 fiscal year and the four months ended on December 31, 2000.

                  (d) Approvals. All governmental and third party approvals necessary in connection with the Acquisition, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or then threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

                  (e) Related Agreements. The Administrative Agent and the Syndication Agent shall have received (in a form reasonably satisfactory to the Administrative Agent and the Syndication Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the New Senior Subordinated Note Indenture, (ii) the Acquisition Agreement, (iii) the Seller Notes and (iv) such other documents or instruments as may be reasonably requested by the Administrative Agent or the Syndication Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

                  (f) Existing Revolving Credit Loans. The Existing Revolving Credit Loans shall have been repaid in full (which repayment may be made with the proceeds of Revolving Credit Loans made on the Restatement Date in accordance with Section 2.5).

                  (g) Fees. The Lenders, the Arranger, the Administrative Agent and the Syndication Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Restatement Date. All such amounts will be paid with proceeds of Loans made on the Restatement Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Restatement Date.

                  (h) Business Plan. The Lenders shall have received a satisfactory business plan for fiscal years 2002-2008 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries (pro forma for the Acquisition, assuming an May 17, 2002 closing date) for such period.

                  (i) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties are located (within the meaning of Section 9-301 of the Uniform Commercial Code) and each of the jurisdictions where the Acquired Assets are located, and such search shall reveal no liens on any of the assets of the Loan Parties or the Acquired Assets, except for Liens permitted by Section 7.3, other than those to be released in connection with the occurrence of the Restatement Date.

                  (j) Environmental Matters. The Administrative Agent shall have received, with a copy for each Lender, and the Syndication Agent shall have received (i) a written environmental assessment in respect of the Acquired Assets and (ii) written updates of the environmental assessments provided in connection with the Original Credit Agreement, prepared by The RETEC Group, Inc., in each case in form, scope, and substance satisfactory to the Administrative Agent, together with a letter from the environmental consultant permitting the Agents and the Lenders to rely on the environmental assessment as if addressed to and prepared for each of them.

                  (k) Closing Certificate; Lien Perfection Certificate. The Administrative Agent and the Syndication Agent shall have received certificates of each Loan Party, dated the Restatement Date, substantially in the form of Exhibit C (Closing Certificate) and Exhibit M (Lien Perfection Certificate), respectively, with appropriate insertions and attachments.

                  (l) Legal Opinions. The Administrative Agent and the Syndication Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Fulbright & Jaworski L.L.P.
                  counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                           (ii) the legal opinion of the general counsel of the
                  Borrower and its Subsidiaries, substantially in the form of Exhibit F-2; and

                           (iii) to the extent requested by the Administrative
                  Agent, the legal opinion of local counsel in each state in which New Mortgaged Property is located and of such other special and local counsel as may be required by the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent or the Syndication Agent may reasonably require.

                  (m) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement.

                  (n) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.

                  (o) Title Insurance; Flood Insurance. (i) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause
         (ii) below (the "Title Insurance Company") shall have received, maps or plats of a boundary survey of the sites of the New Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent, the Syndication Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Boundary Surveys for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, but without any duty of the surveyor to set monuments, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the lines of streets abutting the sites and width thereof; (B) all access and other easements appurtenant to the sites;
         (C) all roadways, paths, driveways, easements, encroachments affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (D) any encroachments on any adjoining property by the building structures and improvements on the sites; (E) if the site is described as being on a filed map, a legend relating the survey to said map; and (F) the flood zone designations, if any, in which the New Mortgaged Properties are located.

                           (ii) The Administrative Agent shall have received in
                  respect of each New Mortgaged Property being mortgaged to the Administrative Agent on the Restatement Date a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount reasonably agreed upon by the Borrower and the Administrative Agent (B) insure that the Mortgage insured thereby creates a valid first Lien on such New Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (C) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (D) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies);
                  (E) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (F) be issued by First American Title Insurance Company. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                           (iii) If requested by the Administrative Agent, the
                  Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any New Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such New Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such New Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                           (iv) Counsel for the Arranger and Administrative
                  Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the New Mortgaged Properties.

                           (v) The Administrative Agent shall have received: (A)
                  endorsements to each of the mortgagee's title insurance policies delivered pursuant to the Original Credit Agreement in form and substance satisfactory to the Administrative Agent and its counsel, which endorsements shall (1) re-date such title policies to the date of the recording of the relevant Mortgage Amendment, (2) insure the lien of each Mortgage as amended by the relevant Mortgage Amendment as a valid first Lien on the Existing Mortgaged Property encumbered thereby and
                  (3) show only such additional exceptions to the Administrative Agent's title insurance coverage as may be permitted by Section

                  7.3 and as may be approved by the Administrative Agent and its counsel, and the Borrower shall provide such affidavits and other instruments to the Title Insurance Company as may be reasonably required by the Title Insurance Company (but excluding updates of the surveys delivered pursuant to the Original Credit Agreement); (B) copies of all recorded documents referred to or listed as exceptions in such endorsements; and (C) evidence reasonably satisfactory to it that all premiums in respect of each such endorsement and all charges for mortgage recording tax in connection with the Mortgage Amendments, if any, have been paid.

                  (p) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date; except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Cash Collateral Account. In the case of any extension of credit hereunder other than the issuance of Letters of Credit, there shall not be any funds on deposit on such date in the Cash Collateral Account (after giving effect to any withdrawals from the Cash Collateral Account being made on such date).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to each Agent and each
Lender:

                  (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated financial statements of the

         Borrower and its consolidated Subsidiaries for such year as filed on Form 10-K with the SEC, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or any other material qualification or exception, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated financial statements of the Borrower and its consolidated Subsidiaries for such quarter as filed on Form 10-Q with the SEC, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments).

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (f), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or (b), (i) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (ii) to the extent not previously disclosed to the Administrative Agent, a listing of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (ii) (or, in the case of the first such list so delivered, since the Original Closing Date) and (iii) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

                  (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which

         Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) no later than 3 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Subordinated Securities or any Acquisition Agreement;

                  (e) within ten days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports (excluding the related exhibits thereto unless specifically requested by such Agent or Lender) that the Borrower may make to, or file with, the SEC, which copies in each case may be made available electronically;

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence, etc. Except with respect to Excluded Subsidiaries, (a) (i) preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted (as determined by the Borrower in its reasonable discretion) and (b) maintain with financially sound and reputable insurance companies (or, to the extent reasonable, customary among companies engaged in the same or a similar business and, in any event, consistent with the past business practices of the Borrower, through self-insurance) insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries that, if not cured, could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that could reasonably be expected to result in a determination adverse to the Borrower or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) (i) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain, or take such efforts, reasonably could be expected to adversely affect the Borrower. For purposes of the preceding sentence, the Borrower or any of its Subsidiaries shall not be deemed to be in noncompliance or default with any applicable Environmental Law or Environmental Permit if, upon learning of any actual or suspected noncompliance, the Borrower and/or Subsidiary, as the case may be, shall promptly undertake reasonable efforts to achieve compliance; provided, that, in any case, such noncompliance, and any other noncompliance with Environmental Laws, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been timely and properly taken in good faith, provided, that the pendency of any and all such appeals could not reasonably be expected to have a Material Adverse Effect.

                  (c) (i) Prior to acquiring any ownership or leasehold interest in real property, or other interest in any real property that could give rise to the Borrower being found to be an operator subject to potential liability under any Environmental Law (or any entity with such interests in any real property) (except, in the case of real property other than Retail Service Assets, if the Borrower shall have determined in its reasonable judgment after due investigation that there is no material risk of the Borrower or any of its Subsidiaries incurring material liability under Environmental Law with respect to such real property), obtain a written report by an environmental consulting firm reasonably acceptable to the Administrative Agent (an "Environmental Consultant") of the Environmental Consultant's assessment of the presence or potential presence of significant levels of any Materials of Environmental Concern on, under, in, or about the property, or of other conditions that could give rise to potentially significant liability under or violations of Environmental Law relating to such acquisition, and notify the Administrative Agent of such acquisition no later than promptly following the closing thereof; and (ii) if requested by the Administrative Agent, provide such report to the Administrative Agent and afford the Administrative Agent a reasonable opportunity, if requested by either of them, to discuss such report with the Environmental Consultant who prepared it together with a knowledgeable representative of the Borrower. The Administrative Agent shall have the right, but shall not have any duty, to obtain, review, or discuss any such report.

                  6.9 [Reserved.]

                  6.10 Additional Collateral, etc. (a) With respect to any personal Property (including any vessel as to which all or any portion of the purchase price has been funded with the proceeds of Loans) acquired after the Original Closing Date by the Borrower or any of its Subsidiaries (other than (x) any Property described in paragraph (c) or (d) below, (y) any Property subject to a Lien expressly permitted by Section 7.3(g), (z) vessels acquired with the proceeds of transactions permitted by Section 7.2(b)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,500,000 acquired after the Original Closing Date by the Borrower or any of its Subsidiaries (other than (w) any such real property subject to a Lien expressly permitted by Section 7.3(g), (x) Pipeline Assets (to the extent held in a Qualifying Special Purpose Subsidiary), (y) Retail Service Assets and (z) Marine Services Assets), promptly (A) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (B) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price allocable to the value of the real property in the acquisition (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, and (C) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary or an Excluded Subsidiary) created or acquired after the Original Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and
(B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Original Closing Date by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  6.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent or the Syndication Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  6.12 Mandatory Debt Reduction; Cash Collateral Account. (a) On or prior to December 31, 2002, consummate one or more transactions resulting in the receipt by the Borrower of Net Cash Proceeds of at least $125,000,000 in the aggregate from Asset Sales and/or the issuance by the Borrower of Specified Equity Securities, the first $125,000,000 of which Net Cash Proceeds are to be applied within one Business Day after the date of receipt thereof as follows:

                  (i) 50% of such Net Cash Proceeds shall be applied to prepay the Term Loans in accordance with Section 2.10(e); and

                  (ii) the remaining 50% of such Net Cash Proceeds shall be applied, first, to prepay any outstanding Revolving Credit Loans in accordance with Section 2.10(e) and, second, if any of such Net Cash Proceeds remain after prepaying all outstanding Revolving Credit Loans, such remaining amount shall be deposited in the Cash Collateral Account.

                  (b) At all times prior to the Cash Collateral Release Date, continue to maintain in the Cash Collateral Account any amounts deposited in such account pursuant to paragraph (a) above, except that, so long as no Default or Event of Default has occurred and is continuing at the time of such withdrawal or would exist after giving effect to such withdrawal or the use of proceeds thereof, as certified by the Borrower to the Administrative Agent in the related withdrawal request, the Borrower may withdraw amounts on deposit in the Cash Collateral Account to be used for general corporate purposes, including, but not limited to, working capital and capital expenditures. The Borrower may withdraw any remaining amounts from the Cash Collateral Account on or after the Cash Collateral Release Date.

                         SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 Financial Condition Covenants.

                  (a) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


                                                             Consolidated
               Fiscal Quarter                           Senior Leverage Ratio
               --------------                           ---------------------
                    3Q02                                      2.75:1.00
                    4Q02                                      2.75:1.00
                    1Q03                                      2.75:1.00
                    2Q03                                      2.50:1.00
                    3Q03                                      2.50:1.00
                 Thereafter                                   2.00:1.00

                  (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


                                                             Consolidated
               Fiscal Quarter                             Fixed Charge Ratio
               --------------                             ------------------
                    3Q02                                      1.60:1.00
                    4Q02                                      1.60:1.00
                    1Q03                                      1.60:1.00
                    2Q03                                      1.75:1.00
                    3Q03                                      1.75:1.00
                    4Q03                                      1.75:1.00
                 Thereafter                                   2.00:1.00

                  (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


                                                             Consolidated
               Fiscal Quarter                          Interest Coverage Ratio
               --------------                          -----------------------
                    3Q02                                      2.50:1.00
                    4Q02                                      2.50:1.00
                    1Q03                                      2.75:1.00
                    2Q03                                      3.00:1.00
                    3Q03                                      3.00:1.00
                    4Q03                                      3.25:1.00
                    1Q04                                      3.75:1.00
                    2Q04                                      3.75:1.00
                    3Q04                                      3.75:1.00
                    4Q04                                      3.75:1.00
                 Thereafter                                   4.00:1.00

                  (d) Consolidated Total Debt. Permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization on any date during any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


                                                       Consolidated Total Debt/
               Fiscal Quarter                         Total Capitalization Ratio
               --------------                         --------------------------
                    2Q02                                      0.69:1.00
                    3Q02                                      0.69:1.00
                    4Q02                                      0.65:1.00
                    1Q03                                      0.65:1.00
                    2Q03                                      0.65:1.00
                    3Q03                                      0.65:1.00
                    4Q03                                      0.60:1.00
                    1Q04                                      0.60:1.00
                 Thereafter                                   0.55:1.00

                  (e) 2Q02 Consolidated EBITDA. Permit Consolidated EBITDA of the Borrower and its Subsidiaries for the fiscal quarter of the Borrower ending June 30, 2002 to be less than $40,000,000.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $125,000,000 at any one time outstanding;

                  (c) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(c) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (d) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

                  (e) (i) Indebtedness of the Borrower in respect of the New Senior Subordinated Notes in an aggregate principal amount not to exceed $450,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the New Senior Subordinated Notes are subordinated to the Obligations;

                  (f) Indebtedness owing by (i) the Borrower to Subsidiaries which are not Subsidiary Guarantors not to exceed $7,500,000 in the aggregate, (ii) any Subsidiary of the Borrower to the Borrower, (iii) the Borrower to any Subsidiary Guarantor, and (iv) any Subsidiary Guarantor to any other Subsidiary Guarantor;

                  (g) Indebtedness of the Borrower consisting of preferred Capital Stock;

                  (h) Guarantee Obligations of the Borrower and its Subsidiaries in respect of the obligations incurred by branded dealers and distributors in connection with retail gasoline station improvements; provided that the aggregate amount of outstanding Guarantee Obligations incurred pursuant to this Section 7.2(h), taken together with the aggregate amount of Investments made pursuant to Section 7.7(k), shall not exceed $75,000,000;

                  (i) Indebtedness assumed by the Borrower or any of its Subsidiaries in connection with purchases of all or substantially all of the Capital Stock of Persons organized under the laws of the United States or any state thereof and engaged in lines of business similar to the line of business of the Borrower on the date of this Agreement, but in no event in contravention of Section 4.16; provided, that the aggregate amount of Indebtedness so assumed pursuant to this Section 7.2(i), taken together with the aggregate amount of Investments made pursuant to Section 7.7(i), shall in no event exceed $150,000,000;

                  (j) Indebtedness of the Borrower pursuant to the Seller Notes; and

                  (k) Indebtedness of the Borrower or any of its Subsidiaries not otherwise permitted by this Section 7.2 in an aggregate principal amount (for the Borrower and all of its Subsidiaries) at any one time outstanding not to exceed $75,000,000.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f) (or encumbering Mortgaged Properties and permitted by the relevant Mortgage), in each case securing Indebtedness permitted by
         Section 7.2(c) (provided that no such Lien is spread to cover any additional Property after the Restatement Date and that the amount of Indebtedness secured thereby is not increased);

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(b) (i) to finance the acquisition of, or repairs, improvements or additions to, fixed or capital assets (provided that (x) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (y) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (z) the amount of Indebtedness secured thereby is not increased), (ii) to finance the purchase of inventory (provided that such Liens do not at any time encumber any Property other than such inventory and are granted to purchase money financiers of such inventory to secure the purchase price thereof) or (iii) consisting of reimbursement obligations with respect to letters of credit issued in connection with the purchase of inventory (provided that such Liens do not at any time encumber any Property other than such inventory);

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) any Lien securing Indebtedness, neither assumed nor guaranteed by the Borrower or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (j) does not materially impair the use of the Property covered by such Lien for the purposes of which such Property is held by the Borrower or any of its Subsidiaries;

                  (k) inchoate Liens arising under ERISA;

                  (l) any obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

                  (m) defects, irregularities and deficiencies in title of any rights of way or other Property of the Borrower or any Subsidiary which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes for which such rights of way and other Property are held by the Borrower or any Subsidiary, and defects, irregularities and deficiencies in title to any Property of the Borrower or its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

                  (n) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in possession of such bank;

                  (o) Liens on the Marine Services Assets and Retail Service Assets;

                  (p) Liens securing Indebtedness permitted pursuant to Section 7.2(i); provided, however, that (i) such Liens are existing as of the date of the consummation of the acquisition of the assets encumbered by such Liens, (ii) are not created in contemplation of such Acquisition and (iii) do not spread to other assets of the Borrower or its Subsidiaries following the consummation of such acquisition; and

                  (q) Liens on cash or cash equivalents to secure obligations of the Borrower and its Subsidiaries in respect of Hedge Agreements entered into in the ordinary course of business and not for speculative purposes, and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts which require the maintenance of cash margin account balances.

                  7.4 Limitation on Fundamental Changes. Except for Excluded Subsidiaries, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that (i) the Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.10 in connection therewith);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon dividend, distribution, voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;

                  (c) so long as permitted by Section 7.7 and so long as no Default or Event of Default shall have occurred and be continuing after giving effect to such merger or consolidation, any Person may be merged or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation); and

                  (d) The Borrower or its Subsidiaries may dispose of Marine Services Assets, Pipeline Assets or Retail Service Assets, provided that the requirements of Section 2.10 and, if applicable, 6.12 are complied with in connection therewith.

                  7.5 Limitation on Disposition of Property. Except for Excluded Subsidiaries, dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory, hydrocarbon production, other mineral products and products refined therefrom in the ordinary course of business;

                  (c) Dispositions permitted by Section 7.4(b);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

                  (e) any Recovery Event, provided, that the requirements of
         Section 2.10(c) are complied with in connection therewith;

                  (f) Dispositions pursuant to sale and leaseback transactions, in an aggregate principal amount not to exceed $75,000,000, provided that the requirements of Section 2.10(c) are complied with in connection therewith;

                  (g) other Dispositions outside the ordinary course of business occurring during the term of this Agreement which yield gross proceeds to the Borrower or any of its Subsidiaries (valued at fair market value in the case of non-cash proceeds) in an aggregate amount not in excess of $75,000,000, provided that the requirements of Section 2.10(c) are complied with in connection therewith; and

                  (h) any Disposition of Marine Services Assets, Pipeline Assets or Retail Service Assets, provided that the requirements of Section
         2.10 and, if applicable, 6.12 are complied with in connection therewith.

                  7.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor, (b) so long as no Default or Event or Default shall be in existence, the Borrower may declare and pay dividends on its common stock, or repurchase shares of its common stock, in an aggregate amount not to exceed $15,000,000 in any fiscal year of the Borrower and (c) so long as no Default or Event of Default shall be in existence, the Borrower may declare and pay dividends on any preferred stock at the stated rate.

                  7.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(d) and (f);

                  (d) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses, housing loans, loans to purchase the capital stock of the Borrower) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $20,000,000 at any one time outstanding;

                  (e) the Acquisition;

                  (f) Investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (g) the Borrower's 50% limited partnership interest in Tesoro Building Project, Ltd., a Delaware limited partnership;

                  (h) (i) the purchase of stock issued by the Borrower from participants in the incentive stock plans of the Borrower made for the purpose of satisfying federal withholding tax obligations of such participants as provided for under the terms of such incentive stock plans or stock incentive grants thereunder or (ii) the purchase of existing options issued to such participants pursuant to such incentive stock plans in order to make stock available for issuance to current employees, provided that the aggregate amount of

         Investments permitted pursuant to the foregoing clause (ii) during the term of this Agreement shall in no event exceed $15,000,000;

                  (i) purchases of all or substantially all of the Capital Stock of Persons engaged in lines of business similar to the line of business of the Borrower on the date of this Agreement, but in no event in contravention of Section 4.16; provided that the aggregate amount of Investments made pursuant to this Section 7.7(i), taken together with the aggregate amount of Indebtedness assumed by the Borrower and its Subsidiaries pursuant to Section 7.2(i), shall in no event exceed $150,000,000;

                  (j) Investments by the Borrower or any of its Subsidiaries in
         (i) the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor or (ii) any Person which is not a Subsidiary Guarantor in an aggregate amount not to exceed $7,500,000;

                  (k) Investments, in an aggregate amount not exceeding $75,000,000, by the Borrower or any of its Subsidiaries in the businesses of branded dealers and distributors in connection with retail gasoline station improvements;

                  (l) Investments by the Borrower or any of its Subsidiaries consisting of the receipt by the Borrower or such Subsidiary of Capital Stock or other securities, obligations or production payments in settlement of debts created in the ordinary course of business and owing to, or in satisfaction of judgments in favor of, the Borrower or any of its Subsidiaries; provided that the aggregate amount of debts so settled and judgments so satisfied during the term of this Agreement shall not exceed $20,000,000; and

                  (m) entering into a joint venture or partnership in connection with the sale to such joint venture or partnership of all or a portion of the Marine Services Assets; provided, that the fair market value of the investment by the Borrower and its Subsidiaries in such joint venture or partnership (including the value of the Marine Services Assets transferred to such joint venture or partnership) shall in no event exceed $150,000,000 and the terms of such joint venture or partnership shall be reasonably satisfactory to the Administrative Agent in all material respects and the interests of the Borrower and any of its Subsidiaries in such joint venture or partnership shall be pledged to the Administrative Agent, for the benefit of the Lenders, in the manner provided in clauses (i) and (ii) of Section 6.10(a).

                  7.8 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Subordinated Securities, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Subordinated Securities, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Securities (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" (or any equivalent designation) for the purposes of any Subordinated Securities (except that the Existing Senior Subordinated Notes and the New Senior Subordinated Notes may be "Designated Senior Debt" for purposes of the Seller Notes to the extent provided in the Seller Notes) or (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.

                  7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  7.10 Limitation on Sales and Leasebacks. Except as permitted by Section 7.5(f), enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  7.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.12 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

                  7.13 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, the New Senior Subordinated Note Indenture or any of the Existing Senior Subordinated Note Indentures, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) solely in the case of the foregoing clause (c), customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with the past practices of the Borrower and its Subsidiaries.

                  7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                  7.15 Limitation on Amendments to Acquisition Documentation.
(a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

                  7.16 Limitation on Activities of Qualifying Special Purpose Subsidiaries. Permit any Qualifying Special Purpose Subsidiary to own any material assets other than Pipeline Assets, or to engage in any business other than the owning and operating of Pipeline Assets owned by it.

                  7.17 Limitation on Assets of Excluded Subsidiaries. Permit the aggregate book value of the assets of all Excluded Subsidiaries to exceed $2,500,000 in the aggregate.

                  7.18 Limitation on Capital Expenditures. Make or commit to make, without duplication, any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries during any period of four consecutive fiscal quarters of the Borrower ending on June 30 or December 31 of any year (beginning with the period of four consecutive fiscal quarters ending December 31, 2002) not exceeding the amount set forth below for such period:


                             Period ending                            Capital Expenditures
                             -------------                            --------------------
                           December 31, 2002                              $275,000,000
                             June 30, 2003                                $288,750,000
                    December 31, 2003 and Thereafter                      $302,500,000

Notwithstanding the foregoing, the foregoing requirements of this Section 7.18 shall not be effective on or after the date on which financial statements are delivered to the Lenders showing that the ratio of Consolidated Total Debt to Consolidated Total Capitalization (without, in each case, giving effect to any netting of amounts on deposit in the Cash Collateral Account on such day) on the last day of the period covered by such financial statements was less than 0.58 to 1.00.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement, or in Section 5 of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i),
         (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which is at least $15,000,000; or

                  (f) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) Any Change of Control shall occur; or

                  (l) Any Subordinated Securities or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the relevant Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of any such Subordinated Securities or the holders of at least 25% in aggregate principal amount of any such Subordinated Securities shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                             SECTION 9. THE AGENTS

                  9.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Section 9. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

                  9.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

                  9.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

                  9.4 No Responsibility for Loans, Recitals, etc.. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Section 5, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any

Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

                  9.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all Lenders, in the case of actions which, pursuant to Section 10.1, require the consent of all Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all Lenders, in the case of actions which, pursuant to Section 10.1, require the consent of all Lenders). The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                  9.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

                  9.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

                  9.8 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Aggregate Exposure Percentages (or, if reimbursement or indemnification is sought after the date upon which the Commitments have been terminated and the Loans shall have been paid in full, in proportion to their Aggregate Exposure Percentages immediately prior to such date) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and
(ii) any indemnification required pursuant to Section 2.19 shall, notwithstanding the provisions of this Section 9.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 9.8 shall survive payment of the Obligations and termination of this Agreement.

                  9.9 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

                  9.10 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

                  9.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to


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make its own credit decisions in taking or not taking action under this
Agreement and the other Loan Documents.

                  9.12 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents and the resigning or removed Administrative Agent shall pay to the successor Administrative Agent any unamortized portion of Administrative Agent's fees previously paid to such resigning or removed Administrative Agent. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Section 9 shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 9.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent. Any successor Administrative Agent appointed pursuant to this Section
9.12 shall (unless an Event of Default under Section 8(a) or Section 8(f) shall have occurred and be continuing) be subject to the approval of the Borrower (which approval shall not be unreasonably withheld or delayed).

                  9.13 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.


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                                                                              85


                  9.14 Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Sections 9 and 10.

                  9.15 Appointment of Syndication Agent. Each Lender hereby irrevocably designates and appoints the Syndication Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Syndication Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Syndication Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Syndication Agent.

                  9.16 Exculpatory Provisions for Syndication Agent. Neither the Syndication Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Syndication Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Syndication Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.17 Syndication Agent Indemnification. The Lenders agree to indemnify the Syndication Agent in its capacity as such (to the extent not reimbursed the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save the Syndication Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the


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                                                                              86


Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.18 Arranger, Co-Documentation Agents, etc. None of the Arranger or the Co-Documentation Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such (if such Person is a Lender). Without limiting the foregoing, none of such Persons shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Persons and with respect to the Syndication Agent as it makes with respect to the Administrative Agent in Section 9.11.

                           SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                  (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or


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                  substantially all of the Subsidiary Guarantors from their
                  guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

                  (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of any Majority Facility Lenders for the Revolving Credit Facility;

                  (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

                  (v) amend, modify or waive any provision of Section 2.16 without the consent of each Lender directly affected thereby;

                  (vi) amend, modify or waive any provision herein which affects an Agent's duties or obligations hereunder (including, but not limited to, Section 9) without the written consent of any Agent directly affected thereby;

                  (vii) amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender;

                  (viii) increase the amount of the Total Revolving Credit Commitments through the addition of new Revolving Credit Lenders without the consent of each Issuing Lender; or

                  (ix) amend Section 2.10(a), 2.10(c) or 2.10(d) without the consent of the Required Prepayment Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Supermajority Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof


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                                                                              88


(collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders, Supermajority Lenders and Majority Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrower:                         Tesoro Petroleum Corporation
                                      300 Concord Plaza Drive
                                      San Antonio, Texas 78216-6999
                                      Attention: Vice President and Treasurer
                                      Telecopy: (210) 283-2080
                                      Telephone: (210) 283-2905

The Syndication Agent:                Lehman Commercial Paper Inc.
                                      745 Seventh Avenue
                                      New York, New York 10019
                                      Attention: Michelle Swanson
                                      Telecopy: (212) 526-0242
                                      Telephone: (212) 526-0330

The Administrative Agent:             Bank One, NA
                                      1 Bank One Plaza
                                      Mail Suite IL1 0624
                                      Chicago, Illinois 60670-0624
                                      Attention: Ron Cromey
                                      Telecopy: (312) 732-7494
                                      Telephone: (312) 732-5635


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                                                                              89


with a copy to:                       Bank One, NA
                                      910 Travis Street
                                      6th Floor
                                      Mail Code TX2-4335
                                      Houston, Texas 77252-2629
                                      Attention: Helen Carr
                                      Telecopy: (713) 751-3760
                                      Telephone: (713) 751-3731

Issuing Lender:                       As notified by such Issuing Lender to the
                                      Administrative Agent and the Borrower

provided that any notice, request or demand to or upon any Agent, the Issuing Lender or any Lender shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Arranger and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized Persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such Persons. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to Vice President and Treasurer (Telephone No.: (210) 283-2905) (Fax No.: (210) 283-2080), at the address of the Borrower set forth in
Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the



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                                                                              91


other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section
10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any Affiliate or Control Investment Affiliate or Related Fund thereof or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided that (x) the consent of the Borrower and the Administrative Agent need not be obtained with respect to any assignment by any Lehman Entity and (y) the consent of the Borrower need not be obtained with respect to any assignment of funded Tranche B Term Loans), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Agents or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any Affiliate or Related Fund thereof) shall be in an aggregate principal amount of less than $1,000,000, in the case of assignments of Loans and/or Commitments under the Tranche B Term Loan Facility, or $5,000,000, in the case of assignments of Loans and/or Commitments under any other Facility (in each case (x) other than in the case of an assignment of all of a Lender's interests under this Agreement and
(y) which amount shall be in the aggregate in the case of simultaneous assignments by a Lender to Control Investment Affiliates or Related Funds of another Person), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such

Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.18 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in connection with an assignment by or to a Lehman Entity), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Original Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law; provided that all related costs, fees and expenses assessed against or incurred by such Lender solely in connection with any such assignment to any Federal Reserve Bank or any related re-assignment to such Lender shall be for the sole account of such Lender.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED

BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

                  10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (exclusive of any organizational or governance document of such Agent or Lender), (g) that has been publicly disclosed other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. In the event that any Agent or Lender shall have received a demand or request, or intends to respond to or otherwise satisfy a requirement, for the delivery of any such confidential information pursuant to the foregoing clause (f), such Agent or Lender promptly shall make reasonable efforts to notify the Borrower thereof within any applicable time period permitted to contest compliance with any such demand, request or requirement; provided, that in no event shall any Lender or Agent be liable for any action taken pursuant to such clause (f) or for any failure so to notify the Borrower in accordance with the foregoing.

                  10.15 Release of Collateral and Guarantee Obligations. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the

Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  10.16 Enforceability; Usury. In no event shall any provision of this Agreement, the Notes, or any other instrument evidencing or securing the indebtedness of the Borrower hereunder ever obligate the Borrower to pay or allow any Lender to collect interest on the Loans or any other indebtedness of the Borrower hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate the Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans, would be held to constitute the payment by the Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

                  Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement or the Notes, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower hereunder, then the Lenders shall refund to the Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. All sums paid or agreed to be paid to the Administrative Agent or to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Administrative Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until paid in full, so that the rate or amount of interest on account of any Loans or other amounts hereunder does not exceed the maximum amount allowed by such applicable law. Regardless of any other provision in this Agreement, or in any of the written evidences of the indebtedness of the Borrower hereunder, the Borrower shall never be required to pay any unearned interest on such indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

                  10.17 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.

"Accounting Change" refers to any change in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  10.18 Delivery of Lender Addenda. Each Lender becoming a party to this Agreement on the Restatement Date by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  10.19 Notice of Remedies Pursuant to Alaskan Law. Notice is hereby served that each of the Borrower and the Subsidiary Guarantors is personally obligated and (in the case of the Subsidiary Guarantors, subject to the terms and provisions of the Guarantee and Collateral Agreement) fully liable for the amount due under any Loan made or Note issued under this Agreement. The Administrative Agent, for the benefit of the Lenders, has the right to sue on any such Loan or Note and obtain a personal judgment against the Borrower or any such Subsidiary Guarantor for satisfaction of the amount due under any such Loan or Note either before or after a judicial foreclosure on any Collateral.

                  10.20 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                     [Rest of page left intentionally blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        TESORO PETROLEUM CORPORATION


                                        By:  /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                            Name: Gregory A. Wright
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                        LEHMAN BROTHERS INC., as Arranger


                                        By:  /s/ FRANK P. TURNER
                                            ------------------------------------
                                            Name: Frank P. Turner
                                            Title: Authorized Signatory

                                        LEHMAN COMMERCIAL PAPER INC., as
                                        Syndication Agent


                                        By:  /s/ FRANK P. TURNER
                                            ------------------------------------
                                            Name: Frank P. Turner
                                            Title: Authorized Signatory

                                        BANK ONE, NA, as Administrative Agent


                                        By:  /s/ THOMAS E. BOTH
                                            ------------------------------------
                                            Name: Thomas E. Both
                                            Title: Director, Capital Markets

                                        ABN AMRO BANK N.V., as Documentation
                                        Agent


                                        By: /s/ JAMIE A. CONN
                                            ------------------------------------
                                            Name:  Jamie A. Conn
                                            Title: Group Vice President


                                        By: /s/ STUART MURRAY
                                            ------------------------------------
                                            Name:  Stuart Murray
                                            Title: Group Vice President

                                        CREDIT LYONNAIS NEW YORK BRANCH, as
                                        Documentation Agent


                                        By: /s/ BERNARD WEYMULLER
                                            ------------------------------------
                                            Name:  Bernard Weymuller
                                            Title: Senior Vice President


                                        THE BANK OF NOVA SCOTIA, as
                                        Documentation Agent


                                        By: /s/ P. HAWES
                                            ------------------------------------
                                            Name:  P. Hawes
                                            Title: Comptroller

                                                                         Annex A

                                  PRICING GRID



                        Non-Investment Grade Pricing Grid



                                             Revolving Credit Loans,
                                               Tranche A Term Loans                    Tranche B Term Loans
                                       -------------------------------------    -------------------------------------
                                       Applicable Margin   Applicable Margin    Applicable Margin   Applicable Margin
     Consolidated Leverage              for Eurodollar      for Base Rate       for Eurodollar       for Base Rate
            Ratio                           Loans               Loans                Loans               Loans
     ---------------------             -----------------   -----------------    -----------------   -----------------
        > or = to 4.00:1:00                  3.000%              2.000%              3.500%               2.500%

   > or = to 3.75:1:00 but < 4.00:1.00       2.750%              1.750%              3.250%               2.250%

   > or = to 3.50:1.00 but < 3.75:1.00       2.250%              1.250%              3.000%               2.000%

   > or = to 3.00:1.00 but < 3.50:1.00       2.000%              1.000%              3.000%               2.000%

   > or = to 2.50:1.00 but < 3.00:1.00       1.750%              0.750%              3.000%               2.000%

            < 2.50:100                       1.500%              0.500%              2.750%               1.750%



                          Investment Grade Pricing Grid



                                             Revolving Credit Loans,
                                               Tranche A Term Loans                    Tranche B Term Loans
                                       -------------------------------------    -------------------------------------
                                       Applicable Margin   Applicable Margin    Applicable Margin   Applicable Margin
     Consolidated Leverage              for Eurodollar      for Base Rate       for Eurodollar       for Base Rate
            Ratio                           Loans               Loans                Loans               Loans
     ---------------------             -----------------   -----------------    -----------------   -----------------
          > or = to 3.75:1:00                2.375%              1.375%              2.875%               1.875%

   > or = to 3.50:1.00 but < 3.75:1.00       2.125%              1.125%              2.875%               1.875%

   > or = to 3.00:1.00 but < 3.50:1.00       1.875%              0.875%              2.875%               1.875%

   > or = to 2.50:1.00 but < 3.00:1.00       1.625%              0.625%              2.875%               1.875%

            < 2.50:100                       1.375%              0.375%              2.750%               1.750%


This Pricing Grid shall be effective on and after the date on which the Borrower delivers, in accordance with Section 6.1(a), the audited financial statements of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended June 30, 2003. The Investment Grade Pricing Grid shall apply as of any date on which the Facilities are rated at least BBB- by Standard & Poor's Rating Services and Baa3 by Moody's Investors Service, Inc.; the Non-Investment Grade Pricing Grid shall apply at all other times.

Changes in the Applicable Margin with respect to any Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 60th day after the end of each of the first three quarterly periods of each fiscal year or the 105th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.00 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower and its consolidated Subsidiaries ending at the end of the period covered by the relevant consolidated financial statements.